Exhibit 24.1

SUNOCO, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania corporation (the “Company”) hereby appoints and constitutes Stacy L. Fox, Joseph P. Krott and Brian P. MacDonald, and each of them severally, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for each of the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the year ending December 31, 2010, and any and all subsequent amendments thereto, together with all exhibits, thereto, and any and all other documents or instruments in any way necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to perform in the name of, and on behalf of, each of the undersigned, in any and all capacities, each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as each of the undersigned might or could do in person, hereby qualifying, ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, and by the different signatories in separate counterparts, each of which when executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

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Exhibit 24.1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of this 3rd day of February, 2011.

/s/ CHRIS C. CASCIATO	/s/ JOHN P. JONES, III
Chris C. Casciato Director	John P. Jones, III Director

/s/ GARY W. EDWARDS	/s/ JAMES G. KAISER
Gary W. Edwards Director	James G. Kaiser Director

/s/ LYNN L. ELSENHANS	/s/ JOSEPH P. KROTT
Lynn L. Elsenhans Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	Joseph P. Krott Comptroller (Principal Accounting Officer)

/s/ URSULA O. FAIRBAIRN	/s/ BRIAN P. MACDONALD
Ursula O. Fairbairn Director	Brian P. MacDonald Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ROSEMARIE B. GRECO	/s/ JOHN W. ROWE
Rosemarie B. Greco Director	John W. Rowe Director

/s/ JOHN K. WULFF
John K. Wulff Director

ATTEST:
/s/ STACY L. FOX Stacy L. Fox Senior Vice President, General Counsel and Corporate Secretary